UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Nu Holdings Ltd.

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Campbells Corporate Services Limited, Floor 4 4, Willow House, Cricket Square, Grand Cayman, Cayman Islands	KY1-9010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A ordinary shares, par value $0.000006666666667 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:    333-260649

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” of the Class A ordinary shares, par value US$0.000006666666667 per share (the “Class A ordinary shares”) of Nu Holdings Ltd. (the “Registrant”) in the Registrant’s registration statement on Form F-1 (Registration No. 333-260649) originally filed with the Securities and Exchange Commission on November 1, 2021, as amended (the “Registration Statement”), is incorporated by reference herein. In addition, the description that will be included under the heading “Description of Share Capital” relating to the Class A ordinary shares in the Registrant’s final prospectus included in the Registration Statement to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated by reference herein.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nu Holdings Ltd.

By:	/s/ Guilherme Marques do Lago
	Name:	Guilherme Marques do Lago
	Title:	Chief Financial Officer

Date: December 7, 2021